Exhibit 21-C

                          PENNSYLVANIA ELECTRIC COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                                    STATE OF
NAME OF SUBSIDIARY                         BUSINESS               ORGANIZATION
------------------                         --------               ------------


NINEVEH WATER COMPANY                WATER SERVICE               PENNSYLVANIA

THE WAVERLY ELECTRIC LIGHT           ELECTRIC DISTRIBUTION       PENNSYLVANIA
 AND POWER COMPANY

PENELEC PREFERRED CAPITAL, INC.      SPECIAL-PURPOSE FINANCE     DELAWARE
  PENELEC CAPITAL, L.P.              SPECIAL-PURPOSE FINANCE     DELAWARE

PENELEC PREFERRED CAPITAL II, INC.   SPECIAL-PURPOSE FINANCE     DELAWARE
  PENELEC CAPITAL II, L.P.           SPECIAL-PURPOSE FINANCE     DELAWARE
  PENELEC CAPITAL TRUST              SPECIAL-PURPOSE FINANCE     DELAWARE



Note: Penelec, along with its affiliates JCP&L and Met-Ed, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.